SHARE EXCHANGE AGREEMENT
                              AMONG
    D'ANGELO ACQUISITIONS INC., PLAYANDWIN INC., D'ANGELO
                          BRANDS LTD.,
     FRANK D'ANGELO, GIUSEPPE D'ANGELO, GREEN PASTURES LTD., HURDMAN ENTERPRISES LTD., DOMENIC MARCHESE, RON NUGENT, EDWARD A.T. RYAN, COSMO S. MANNELLA, MURIEL J. HURDMAN,
       LORENZO MARRELLA, CARLTON HAVEN, TERRENCE GERTNER,
           ALMOND RESOURCES LTD., FIDRA HOLDINGS LTD.,
    SELECT INVESTMENTS LTD., FRANK CAMPANILE,  COMERICA BANK,
          VIVIAN RISI, CORRINE COMMISSO, PAULA STANTE,
       BRUNO MANGIARDI, GEORGE PRALJAK, AND SILVANA PAURA




                        October 17, 2001

                    SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is dated for reference as of the ___ day of October, 2001.

AMONG:

          D'ANGELO ACQUISITIONS INC., a company incorporated pursuant to the laws of the Province of Ontario and having an office at Suite 1600, 390 Bay Street, Toronto, Ontario, M5H 2Y2
          (the "Purchaser")
                                                OF THE FIRST PART

AND:

          D'ANGELO   BRANDS  LTD.,  a  company  incorporated
          pursuant to the laws of Ontario and having an office located at 14 Brewster Road, Brampton, Ontario, Canada, L5T 5P7
          (the "Company")
                                               OF THE SECOND PART

AND:

          FRANK  D'ANGELO,  265 Forest Hill  Road,  Toronto,
          Ontario M5P 2N3
          ("F. D'Angelo")
                                                OF THE THIRD PART

AND:

          GIUSEPPE  D'ANGELO, 265 Forest Hill Road, Toronto,
          Ontario M5P 2N3
          ("G. D'Angelo")
                                               OF THE FOURTH PART

AND:

          GREEN  PASTURES  LTD.,  Harbor  Side  2,  Unit  7,
          Cloister Island, Bahamas
          ("Green Pastures")
                                                OF THE FIFTH PART

AND:

          HURDMAN  ENTERPRISES LTD., c/o T. Lynton  Hurdman,
          35  Auto Mall Drive, Scarborough, Ontario, Canada,
          M1B 5N5
          ("Hurdman Enterprises")
                                                OF THE SIXTH PART

AND:

          DOMENIC  MARCHESE,  of  146  Wagterside  Crescent,
          Maple, Ontario, Canada, L6A 1V2
          ("Marchese")
                                              OF THE SEVENTH PART

AND:

          RON  NUGENT,  of 6879 Yarrow Avenue,  Mississauga,
          Ontario, Canada, L5N 7A1
          ("Nugent")
                                               OF THE EIGHTH PART

AND:

          EDWARD   A.T.   RYAN,  of  1537  Crediton   P'Way,
          Mississauga, Ontario, Canada, L5G 3X2
          ("Ryan")
                                                OF THE NINTH PART

AND:

          COSMO   S.  MANNELLA,  of  75  Hepbourne   Avenue,
          Toronto, Ontario, Canada, M3H 1K2
          ("Mannella")
                                                OF THE TENTH PART

AND:

          MURIEL  J. HURDMAN, of 16 Humberview Cr.,  Weston,
          Ontario, Canada, M9N 1R4
          ("Hurdman")
                                             OF THE ELEVENTH PART

AND:

          LORENZO  MARRELLA,  of 51 Vancho  Cr.,  Etobicoke,
          Ontario, Canada, M9A 4Z1
          ("Marrella")
                                              OF THE TWELFTH PART

AND:

          CARLTON  HAVEN, of c/o Sun 1415 Sunrise Blvd,  Ft.
          Lauderdale, Florida 33304
          ("Haven")
                                           OF THE THIRTEENTH PART

AND:

          TERRENCE GERTNER, of 402 Richview Avenue, Toronto,
          Ontario M5P 3G6
          ("Gertner")
                                           OF THE FOURTEENTH PART

AND:

          ALMOND  RESOURES LTD., of Cable Beach  Courte  #1,
          West   Bay  Street,  P.O.  Box  CB-11728,  Nassau,
          Bahamas
          ("Almond")
                                            OF THE FIFTEENTH PART

AND:

          FIDRA  HOLDINGS  LTD., of Cable Beach  Courte  #1,
          West   Bay  Street,  P.O.  Box  CB-11728,  Nassau,
          Bahamas
          ("Fidra")
                                            OF THE SIXTEENTH PART

AND:

          SELECT INVESTMENTS LTD., of Cable Beach Courte #1,
          West   Bay  Street,  P.O.  Box  CB-11728,  Nassau,
          Bahamas
          ("Select")
                                          OF THE SEVENTEENTH PART

AND:

          FRANK  CAMPANILE,  of  7490  Pacific  Circle   #3,
          Mississauga, Ontario L5T 2A3
          ("Campanile")
                                           OF THE EIGHTEENTH PART

AND:

          COMERICA BANK, of P.O. Box 75000, Detroit Michigan
          48275-3329
          ("Comerica")
                                           OF THE NINETEENTH PART

AND:

          VIVIAN RISI, of 23 Riverside Boulevard, Thornhill,
          Ontario,
          ("Risi")
                                            OF THE TWENTIETH PART

AND:

          CORRINE   COMMISSO,   of  422  Ellerslie   Avenue,
          Toronto, Ontario, M2R 1CY
          ("Commisso")
                                         OF THE TWENTY-FIRST PART
AND:

          PAULA  STANTE,  of 250 Betty Anne Drive,  Toronto,
          Ontario
          ("Comerica")
                                        OF THE TWENTY-SECOND PART

AND:

          BRUNO  MANGIARDI, of 33 Archway Crescent, Toronto,
          Ontario, M9M 1V5
          ("Mangiardi")
                                         OF THE TWENTY-THIRD PART

AND:

          GEORGE   PRALJAK,   of  152  Strathnairn   Avenue,
          Toronto, Ontario, M6M 2G1
          ("Praljak")
                                        OF THE TWENTY-FOURTH PART
AND:

          SILVANA  PAURA,  of  218 Melville  Avenue,  Maple,
          Ontario, L6A 1Z1
          ("Paura")
                                         OF THE TWENTY-FIFTH PART

          (the parties of the third part through the twenty-fifth part are hereinafter collectively referred to as the "Vendors")

AND:

          PLAYANDWIN, INC., a corporation incorporated under the laws of the State of Nevada, having an office at 7050 Weston Road, Suite 500, Vaughan, Ontario, L4L 8G7 ("PWIN")
                                         OF THE TWENTY-SIXTH PART

WHEREAS:

A. The Vendors are the registered and beneficial owners of all of the issued and outstanding shares in the capital of the Company; and

B. The Vendors have agreed to sell and the Purchaser has agreed to purchase all of the Vendors' shares being 60,405,000 common shares of the Company so as to give the Purchaser 100% of the issued and outstanding securities of the Company, subject to the following terms and conditions;

       NOW   THEREFORE   THIS  AGREEMENT   WITNESSES   THAT,   in
consideration of the premises, covenants, terms, conditions representations and warranties hereinafter set forth, the parties hereto agree each with the other as follows:

1.   INTERPRETATION

1.1 Definitions. Where used in this Agreement and the recitals and any schedules hereto, each of the following words will have the following meanings:

(a) "Accounts Receivable" means all of the trade accounts, notes and other debts arising out of the operation of the Business owing to the Company as at the Closing Date, whether due or to become due as at or after the Closing Date, and which are described in Schedule "E" together with those accounts receivable arising in the normal and ordinary course of the business between the date specified in Schedule "E" and the Closing Date.

(b)  "Act"   means   the   Securities  Act  (Ontario)   and   the
     regulations, rules and policies thereunder, both as amended from time to time.

(c) "Assets" means all of personal property, chooses in action, intangible or intellectual property, including patents, copyrights, trade-marks, trade names or licenses, and all other assets of whatsoever nature owned by the Company, including those described in Schedule "B".

(d) "Business" means the business carried on by the Company described as the production and marketing of premium quality grocery products.

(e)  "Claims" means  claims, demands, actions, causes  of action,
     damages,  losses,   costs,   fines,   penalties,   interest,
     liabilities and expenses, including, without limitation, reasonable legal fees.

(f) "Closing Date" means the date of closing of the transactions contemplated hereby as defined in paragraph 5.1 of this Agreement.

(g)  "Company" means D'Angelo Brands Ltd.

(h) "Contracts" means all of the material commitments, agreements, contracts, arrangements, instruments, leases and other documents entered into by the Company, by which the Company is bound or to which the Company or the Assets are subject (other than the Permitted Liens) and which are described in Schedule "F".

(i) "Exchangeable Shares" means Class B Special Shares of the Purchaser, being subordinate, non-voting preferred shares authorized in an unlimited number, each Exchangeable Share entitling its holder to exchange it for one (1) PWIN Share on terms described in this Agreement.

(j) "Lien" means any mortgage, debenture, charge, hypothecation, pledge, lien or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by laws, statutory or otherwise, that secures the payment of any Indebtedness or the performance of any obligation or creates in favour of or grants to any Person any proprietary right.

(k)  "OSC" means the Ontario Securities Commission.

(l)  "Person"  means an individual, corporation, body  corporate, partnership, joint venture, society, association,  trust  or
     unincorporated   organization  or  any  trustee,   executor,
     administrator, or other legal representative.

(m)  "Permitted Liens" means the Liens described in Schedule "D".

(n)  "Purchaser" means D'Angelo Acquisitions Inc..

(o)  "PWIN" means Playandwin, Inc.

(p)  "PWIN  Shares"  means  common  shares  in  the  capital   of
     Playandwin, Inc.

(q)  "Settlement   Agreement"  means  the  settlement   agreement
     between  Stewart Garner and PWIN attached hereto as Schedule
     "J".

(r)  "Shares"  means   common shares without  par  value  in  the
     capital of the Company, representing 100% of the issued and outstanding securities of the Company, to be acquired by the Purchaser hereunder.

(s) "Vendors" means collectively Frank D'Angelo, Giuseppe D'Angelo, Green Pastures Ltd., Hurdman Enterprises Ltd., Domenic Marchese, Ron Nugent, Edward A.T. Ryan, Cosmo S. Mannella, Muriel J. Hurdman, Lorenzo Marrella, Carlton Haven, Terrence Gertner, Almond Resources Ltd., Fidra Holdings Ltd., Select Investments Ltd., Frank Campanile,
     Comerica  Bank,  Vivian  Risi,  Corrine  Commisso  and Paula
     Stante.

1.2  Interpretation.   In  this  Agreement, except  as  otherwise
     expressly provided:

(a) "Agreement" means this agreement, including the preamble and the schedules hereto, as it may from time to time be supplemented or amended in effect;

(b) all references in this Agreement to a designated "paragraph" or other subdivision or to a Schedule is to the designated paragraph or other subdivision of, or Schedule, to this Agreement;

(c)  the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not
     to  any  particular   paragraph   or  other  subdivision  or
     Schedule;

(d) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

(e) the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limited (whether or not non-limited language, such as "without limitation" or "but not limited" or words of similar import, are used with reference thereto);

(f)  any  accounting term not otherwise defined has the  meanings
     assigned  to   it  in  accordance  with  generally  accepted
     accounting principles applicable to Canada;

(g) any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding that statute or regulations;

(h) except as otherwise provided, any dollar amount referred to in this Agreement is in Canadian funds; and

(i) any other term defined within the text of this Agreement has the meaning so ascribed.

1.3  Schedules.    The  following  are  the  Schedules  to   this
          Agreement:

     Schedu Description
     le
     A      Financial Statements  of the Company
     B      List of Assets
     C      List of Indebtedness
     D      List of Permitted Liens
     E      List of Accounts
            Receivable
     F      List of Material
            Contracts
     G      Contracts of Employment
     H      Consulting Agreement
     I      Shareholdings of the Vendors
     J      Settlement Agreement

2.   PURCHASE AND SALE OF SHARES

2.1 Purchase and Sale. Subject to the conditions and upon the terms hereinafter set forth, the Purchaser agrees to purchase and the Vendors agree to sell to the Purchaser all of their right, title and interest in and to the Shares.

2.2 Purchase Price. The purchase price for the Shares will be paid by the Purchaser by the issuance to the Vendors of a total of 36,000,000 Exchangeable Shares of the Purchaser, in proportion to each Vendor's interest in the Company as set out in Schedule "I" hereto.

2.3 Rollover. At the option of each Vendor, the Purchaser covenants and agrees to elect, jointly with such Vendor if applicable (referred to in this section as the "Electing Vendor"), in accordance with the provisions of subsection 85(1) or 85.1(1) of the Income Tax Act (Canada) (the "Tax Act") (and the corresponding provisions of any applicable provincial tax legislation) in the prescribed form and within the prescribed time for the purposes of the Tax Act, and shall therein agree to elect in respect of the Shares of the Electing Vendor an amount as the Electing Vendor shall direct which shall be deemed to be the Electing Vendor's proceeds of disposition thereof and Purchaser's cost thereof. Notwithstanding the foregoing, the Electing Vendor may not direct the parties to elect an amount which is greater than the fair market value of the Shares or an amount which is less than the adjusted cost base of the Shares to the Electing Vendor. The Electing Vendor and the Purchaser agree to execute all such documents and forms to make the election contemplated in this section.

2.4 Price Adjustment. The parties hereto covenant and agree that, in the event that any governmental taxing authority having jurisdiction issues or proposes to issue, assessments or reassessments of additional liability for taxes or any other subject by reason of asserting that the Elected Amount is greater or less than the adjusted cost base of the Shares to the Electing Vendor, or that the adjusted cost base of the Shares to the Electing Vendor is greater than or less than the Elected Amount, then the Elected Amount shall be increased or decreased by the difference so determined; but only to the extent that the Elected Amount so revised is accepted by the taxing authority, the Electing Vendor and the Purchaser, or, failing such acceptance is established by the courts having jurisdiction in the matter after all rights of appeal have been exhausted and all times for appeal have expired without appeals having been taken by such taxing authority, the Electing Vendor or the Purchaser. Each of the Electing Vendor and the Purchaser hereby agrees to make such further elections, enter into such acknowledgements or agreements, and do or cause to be done such further acts and things as may be, in the opinion of counsel, reasonably necessary to give effect to this section and the change in the Elected Amount.

2.5 Exchangeable Shares. The Exchangeable Shares to be issued by the Purchaser pursuant to this Agreement shall be subject to the following terms:

(a)  each  Exchangeable Share may be exchanged for one  (1)  PWIN
     Share at any time at the request of its holder at any time during the period ending on and including the day of the fifth anniversary of the Closing Date;

(b)  each  Exchangeable Share may be exchanged for one  (1)  PWIN
     Share at the request of the Purchaser:

     (i) on the occurrence of a take over bid for all of the issued and outstanding shares of PWIN; or

     (ii)      after the fifth anniversary of the Closing Date;

(d) in case PWIN shall: (i) subdivide its outstanding common shares into a greater number of shares: (ii) consolidate its outstanding common shares into a smaller number of shares:
     (iii) issue common shares of PWIN to the holders of its outstanding common shares by way of stock dividend then the number of PWIN Shares into which the Exchangeable Shares may be converted on the effective date of such subdivision or consolidation or on the record date for such stock dividend, as the case may be, shall, in the case of the events referred to in (i) and (iii) above, be decreased in proportion to the total number of outstanding common shares of PWIN resulting from such subdivision or issue, or shall, in the case of the event referred to in (ii) above, be increased in proportion to the total number of outstanding common shares of PWIN resulting from such consolidation; and

(e) the adjustments provided for in subsection 2.5(d) above are cumulative and shall apply to successive dividends, distributions, subdivisions, consolidations, issues or other events resulting in any adjustment under the provisions of said subsection;

(f) all of the foregoing rights, privileges and conditions and the exercise or fulfilment thereof shall be subject to the relevant securities laws.

2.6 Securities Law Exemptions and Resale Restrictions. The sale of the Shares and the issuance of the Exchangeable Shares to
Vendors  resident  in the Province of Ontario shall  be  made  in reliance on the exemptions from prospectus and registration requirements contained in sections 72(1)(j) and 35(1)(16) of the Securities Act (Ontario) and the exemptions from take-over bid rules contained in section 93(1)(d), and the sale of the Shares and the issuance of the Exchangeable Shares to Vendors resident in the United States of America shall be made in reliance on the exemptions from the registration requirements of the United States Securities Act of 1933 contained in Rule 506 of Regulation D under the said act. The issuance of the PWIN Shares to Vendors resident in the Province of Ontario on the exchange of their
Exchangeable Shares shall be made in reliance on an exemption order from the OSC and the exemptions from the registration requirements of the United States Securities Act of 1933 contained in Regulation S under the said act. The issuance of the PWIN Shares to Vendors resident in the United States of America on the exchange of their Exchangeable Shares shall be made in reliance on OSC Interpretation Note 1 and the exemptions from the registration requirements of the United States Securities Act of 1933 contained in Rule 506 of Regulation D under the said act. The Vendors hereby acknowledge that as a result:

(a) any Exchangeable Shares or PWIN Shares that they receive pursuant to this Agreement will be subject to resale restrictions in accordance with the Securities Act (Ontario) and/or the United States Securities Act of 1933, as amended, and the rules thereunder, as applicable, and that certificates representing the Shares will be affixed with legends describing such restrictions;

(b) the Exchangeable Shares and the PWIN Shares cannot be sold, pledged, transferred or otherwise dealt with other than pursuant to a prospectus or registration statement filed with the OSC or U.S. Securities and Exchange Commission, or pursuant to an exemption therefrom provided under the Securities Act (Ontario) and the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

(c) PWIN Shares received by Vendors who are not resident in the Province of Ontario and the United States of America may not be sold, assigned, transferred or otherwise dispose of to any resident of the Province of Ontario or the United States of America for a period of twelve (12) months from the date of issuance;

(d) the resale exemptions provided under the Securities Act (Ontario) and the United States Securities Act of 1933 may not be generally available because of the conditions and limitations of said exemptions, and that the Purchaser and PWIN are under no obligation to take any action to make any of said exemptions available to the Vendor;

(e) only PWIN can register the PWIN Shares or file a prospectus to qualify the PWIN Shares for immediate resale and PWIN has not made any representations to the Vendors that it will do so.

The Vendors hereby agree not to sell, pledge, transfer or otherwise deal with the Exchangeable Shares or the PWIN Shares without obtaining a favourable opinion of counsel or such other evidence as may be required by the Purchaser or PWIN, that the proposed dealing will not be in violation of the Securities Act (Ontario), the United States Securities Act of 1933, or any other applicable securities laws, and the rules and regulations promulgated thereunder.

2.7 Support Agreement. PWIN hereby agrees and undertakes that the Purchaser will be funded with sufficient resources, including PWIN Shares, to permit it to satisfy its obligations under this Agreement relating to the Exchangeable Shares, subject to all applicable securities legislation and the rules of all relevant stock exchanges or over-the-counter markets, including escrow restrictions. PWIN further undertakes that it shall not:

(a) take actions that prejudice holders of Exchangeable Shares, by unduly diminishing the value of that which they are entitled to receive on the conversion/exchange of their shares, provided that PWIN shall not be liable hereunder for reasonable decisions made in the ordinary course of business, or for fluctuations in market price caused by factors beyond its control;

(b) split or consolidate PWIN stock without causing the Purchaser to make a corresponding split or consolidation of the issued and outstanding Exchangeable Shares, provided that such action is also authorized by the shareholders of the Purchaser including the holders of the Exchangeable Shares;

(c) liquidate, wind up or dissolve the Purchaser while there are Exchangeable Share outstanding.

2.8 Non-Residents. It is acknowledged that upon the exchange of the Exchangeable Shares for PWIN Shares, each Vendor that is a non-resident of Canada within the meaning of section 116 of the Income Tax Act (Canada), shall be required to provide an executed certificate and take all other steps required under section 116 of the Income Tax Act (Canada).

3.   REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Vendors. Each Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on these representations and warranties in entering into this Agreement and performing its obligations under the same:

(a) Capacity and Authority- The Vendor has full power, right and authority to own the Shares, enter into this Agreement and to perform his obligations under it. If an individual, the Vendor has attained the age of majority. If not an individual, the Vendor has been duly formed and is validly existing under the laws of its jurisdiction of incorporation, and execution and delivery of this Agreement and the Vendor's performance of its obligations hereunder have been duly authorized by all necessary proceedings of the directors, shareholders, trustees, beneficiaries, partners or members of the Vendor, and the individual signing this Agreement on behalf of the Vendor has the authority to do so and to bind the Vendor by his signature.

(b) Title to Shares - The Vendor is the sole legal and beneficial owner of the Shares set out opposite his name in Schedule "I" hereto with good and marketable title thereto, free and clear of any Liens other than Permitted Liens.

(c) No Options - No Person has any agreement, warrant, option or right, or a right capable of becoming an agreement for the purchase of the Vendor's Shares.

(d) Absence of Conflict - The Vendor is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Lien upon any of the Shares as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. The consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating documents or by-laws of the Vendor (if not an individual), any court or administrative order or process, any agreement or instrument to which the Vendor is party or by which it is bound.

(e) Binding Agreement - This Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

(f) Investor Qualification - Each Vendor who is resident in the United States of America represents and warrants that the information set out in the Investor Qualification Form appended hereto is true and accurate as of the date of this Agreement and that:

     (i)  the Vendor is an accredited investor by virtue of:

          (1) having an individual net worth, or having with his/her spouse a combined individual net worth, in excess of US$1,000,000;

          (2) having an individual income in excess of US$200,000 in each of the two most recent years or
          joint   income  with  his/her  spouse  in   excess   of
          US$300,000 in each of those years and having a reasonable expectation of reaching the same income level in the current year;

          (3) being a director, executive officer, or general partner of the Company, or being a director, executive officer, or general partner of a general partner of the Company;

          (4) being an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, with total assets in excess of US$5,000,000 and not formed for the specific purpose of acquiring the Securities;

          (5) being a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a person who, either alone or with his/her purchaser representative, has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the investment in the Company; or

          (6) being an entity in which all of the equity owners are accredited investors; or

     (ii) if the Vendor is not an accredited investor, the Vendor has:

          (1) such knowledge in financial and business matters that Subscriber is capable of evaluating the merits and risks of investment in the Company, and will not require a Purchaser Representative; or

          (2) relied upon the advice of the following Purchaser Representative(s) in evaluating the merits and risks of investment in the Company, which Purchaser Representative must complete the Purchaser Representative Disclosure Statement appended to this Agreement; and

3.2 Representations and Warranties of the Company. The Company represents and warrants to the Purchaser and PWIN as follows and acknowledges that the Purchaser and PWIN are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same:

(a) Title and Authority - To the best of the Company's knowledge, the Vendors have the right to transfer 100% of the shares in the capital of the Company to the Purchaser and no other entity has any other interest, legal or beneficial, direct or indirect, in any other securities in the capital of the Company or in the Assets or Business of the Company, except as set out herein.

(b)  No Liens - The Shares are free and clear of all Liens.

(c) Shares Validly Issued - The Shares have been validly issued and outstanding as fully paid and non-assessable.

(d) Due Incorporation - The Company is a corporation duly incorporated and validly existing under the laws of the Province of Ontario and will on the Closing Date be in good standing with respect to the filing of annual reports.

(e) Due Authorization - The execution and delivery of this Agreement and the completion of the transaction contemplated hereby has been duly and validly authorised by all necessary corporate action on the part of the Company.

(f) Capacity - The Company has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth, to perform its obligations under this Agreement.

(g) Binding Agreement - This Agreement constitutes a legal, valid and binding obligation of the Company and the Vendors enforceable against the Company and the Vendors in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

(h) Absence of Conflict - The Company is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Lien upon any of the Shares or assets of the Company as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. The consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating documents or by-laws of the Company, any court or administrative order or process, any agreement or instrument to which the Company is party or by which it is bound

(i) Share Capital - The authorized capital of the Company consists of an unlimited number of common shares without par value of which there are currently an aggregate 60,405,000 common shares issued, outstanding and held as set out in Schedule "I" hereto.

(j) No Options - No Person has any agreement, warrant, option or right, or a right capable of becoming an agreement:

     (i)  for the purchase of the Shares;

     (ii) to require the Company to issue any further or other securities in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

     (iii) for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Company; or

     (iv) to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company.

(k) Financial Statements - The audited financial statements of the Company for the year ended March 31, 2001 and unaudited interim financial statements for the quarter ended June 30, 2001 which are attached hereto as Schedule "A", are substantially true and correct in every material respect and present fairly the financial position of the Company and the results of its operations for the periods then ended, in accordance with generally accepted accounting principles applied on a consistent basis.

(l)  No Material Changes - Since June 30, 2001:

     (i) there have been no material adverse changes in the corporate or financial affairs or operations of the Company;

     (ii) the Company has not discharged or satisfied or paid any Liens or Indebtedness other than current Indebtedness in the ordinary course of business;

     (iii) no single capital expenditure has been authorised or made by the Company which exceeds $2,000 without full disclosure to the Purchaser; and

     (iv) the Company has neither waived nor surrendered any right of material value.

(m) Indebtedness - There is no Indebtedness of the Company which is not disclosed or reflected in Schedules "A" and "C", except that incurred in the ordinary course of business since June 30, 2001. The Company has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any Person.

(n) Indebtedness to Directors etc. - The Company is not indebted nor under obligation to the directors, officers, employees or affiliates of the Company, and specifically the Company is not liable to pay any outstanding salaries or wages, except in the ordinary course of business, and except as disclosed in Schedules "A" and "C" hereto.

(o) Indebtedness of Directors etc. - No officer, director or employee of the Company is indebted or under obligation to the Company on any account whatsoever.

(p) No Dividends - No dividends or other distribution on any shares in the capital of the Company have been made, declared or authorised.

(q) Power to Carry On Business - The Company has the corporate power to own the Assets owned by it as shown in Schedule "B", and to carry out the Business and is duly registered and qualified to carry on business in Ontario and all other jurisdictions in which it does so.

(r) Title to Assets - The Company has good and marketable title or rights to and possession of all the Assets free and clear of all Liens, except the Permitted Liens.

(s) Business in the Ordinary Course - Since June 30, 2001, the Company has conducted the Business in the ordinary course and has maintained the Assets in good condition, repair and working order and suitable in all respects for the use to which they are intended.

(t) Accounts Receivable - The Accounts Receivable of the Company are bona fide and collectible and are not subject to defences, counterclaims or set-off.

(u) Constating Documents - The memorandum and articles of the Company have not been altered since the incorporation of the Company, except as disclosed in the minute books of the Company, and all such alterations have been duly approved and registered with the Registrar of companies for Ontario.

(v) No Litigation - The Company is not aware of, there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Vendors threatened against or affecting the Company at law or in equity or before or by any court or federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency.

(w) No Breach - To the best of our knowledge, the Company is not in breach or violation of any laws, ordinances, statutes, regulations, by-laws, judgments, orders or decrees to which it is subject or which apply to it or of any patents, copyrights, trade-marks or licenses held by any other Person.

(x) Permits - To the best of our knowledge, the Company has obtained all permits, certificates, approvals, registrations and licenses which are required for the operation of the Business as it is presently being conducted, and no violations thereof have been experienced, noted, or recorded, and no proceeding is pending or threatened to revoke or limit any of them. the Company holds all certificates and permits necessary to operate its business as set out in the Company's business plan dated April 2, 2001.

(y) No Adverse Changes - To the best of our knowledge, the Company has not experienced any occurrence or event which has had, or might reasonably be expected to have, a materially adverse effect on the Business or the results of its operations.

(z) Corporate Records - All material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records, and the minute books of the Company contain all records of the meetings and proceedings of shareholders and directors thereof.

(aa) No Subsidiaries - The Company does not own, directly or indirectly, any shares or interest in any other Person.

(bb) Directors and Officers - the only present directors and officers of the Company are as follows:

     Name        Positions
     Frank       President,
     D'Angelo    Secretary/Treasurer, and
                 Director

(cc) Material Contracts - Set out in Schedule "F" is a true and correct listing of the valid and outstanding Material Contracts of the Company. All of the Contracts set out in Schedule "F" have been approved by the Board of Directors of the Company and the Company is not in material breach of any of the terms, conditions, covenants or provisions of, is in default under, or has done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a breach of or default under any Contract.

(dd) Employees - The name of each present employee of the Company under written employment contract with the Company, the duration of the employment of each such employee with the Company and the remuneration, benefit obligations of the Company, and accrued vacation pay in respect of each such employee is accurately detailed in the employment agreements set out in Schedule "G", and the full amounts of salaries, pensions, bonuses, commissions and other remuneration of any nature, including revenues pay and unpaid earned wages of the present or former officers, directors, employees, salesmen, consultants and agents of the Company, as of the Closing Date, will have been paid up to the most recent pay day.

(ee) Remuneration and Benefit Plans - Since June 30, 2001 the Company has not increased the pay of or paid or agreed to pay any pension, bonus, share of profits or other similar benefit to or for the benefit of any agent, employee, director or officer of the Company. The Company does not have any Contracts, pension plans, profit sharing plans, bonus plans, undertakings, or arrangements whether oral, written or implied with lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or others which cannot be terminated on not more than one month's notice. There are no pension, profit sharing, incentive, bonus or similar plans or other compensation plans affecting the Company and the Company has no unfunded or unpaid liability in respect of any such plans except for the monthly remittances paid in respect of Employment Insurance, Canada Pension Plan, and Workers' Compensation.

(ff) Taxes - The Company has withheld and remitted all amounts required to be remitted to the applicable tax collecting authority respecting payments to employees or to non-residents or otherwise. As at the Closing Date, all tax returns, filings and reports of the Company required by law to be filed prior to the date thereof, all returns and filings pertaining to compensation of employees of the Company for job related injuries required and any other tax returns applicable to the Company have been filed and are true, complete and correct, and all taxes and other government charges including all income, excise, sales, business and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees and licences required to be paid have been paid, and if not required to be paid as at the date hereof, have been accrued in the financial statements contained in Schedule "A" hereto. Adequate provision has been made for taxes payable by the Company for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by or payment of any tax, governmental charge or deficiency by the Company, there are no contingent tax liabilities or any grounds which would prompt a re-assessment;

(gg) Tax Liability for First Year - The Company's first fiscal year ending was April 30, 2000 and the Company has not yet received a notice of assessment, but the Company has not yet shown a profit and no taxes will be due.

(hh) Tax Elections - The Company has made all elections required to be made under applicable income tax legislation or other tax legislation in connection with any distributions by the Company and all such elections were true and correct and in the prescribed forms and were made within the prescribed time periods.

(ii) Regulatory   Approvals  -  No  governmental  or   regulatory
     authorization, approval, order, consent or filing is required on the part of the Company in connection with the execution, delivery and performance of this Agreement and the performance of the Company's or the Vendors' obligations under this Agreement.

(jj) No  Bankruptcy - No proceedings have been taken, are pending or  authorized  by  the  Company  or  by any other person in
     respect   to   the   bankruptcy,   insolvency,  liquidation,
     dissolution or winding up of the Company.

3.3 Survival of Representations and Warranties of the Company. The representations, warranties, covenants and agreements by the Company contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby will be true at and as of the Closing Date of this Agreement as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or inquiries made by the Purchaser prior to the execution of this Agreement or the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the Company will survive the execution and closing of this Agreement and notwithstanding the purchase and sale herein provided for, will continue in full force and effect for one year from the Closing Date. If any of the representations and warranties herein are found to be incorrect or there is a breach of any covenant or agreement of the Company which incorrectness or breach will result in any loss or damage sustained directly or indirectly by the Purchaser, and are due to the neglect or misconduct of management or the Board of Directors, then the Company will pay the amount of such loss or damage to the Purchaser within thirty (30) days of receiving notice thereof.

3.4 Representations and Warranties of PWIN. PWIN represents and warrants to the Vendors and the Company as follows and acknowledges that the Vendors and the Company are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same:

(a) Due Incorporation - PWIN is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and is in good standing with respect to all filings required to be made under the laws of its jurisdiction of incorporation.

(b)  Due Corporate Authorization - The execution and delivery  of
     this  Agreement  and  the   completion  of  the  transaction
     contemplated hereby has been duly and validly authorised by all necessary corporate action on the part of PWIN.

(c) Binding Agreement - This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against PWIN in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

(d) Absence of Conflict - PWIN is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Lien upon any of PWIN Shares as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. PWIN's execution of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating documents or by-laws of PWIN, any court or administrative order or process, any agreement or instrument to which PWIN is party or by which it is bound.

(e) Regulatory Approvals - No governmental or regulatory authorization, approval, order, consent or filing is required on the part of PWIN in connection with the execution, delivery and performance of this Agreement and the performance of PWIN's obligations under this Agreement.

(f) Reporting Issuer Status - PWIN is obligated to file periodic reports pursuant the United States Securities Exchange Act of 1934 and is not in default under said act. PWIN is not a "reporting issuer" in any province of territory of Canada, as that term is defined in the Securities Act (Ontario). No cease trade order is in effect against the securities of PWIN (the foregoing state of affairs being hereinafter known as the "Reporting Issuer Status").

(g) Quotation Status - The common shares of PWIN are quoted for trading on the Over-the-Counter Bulletin Board under the symbol "PWIN" and no suspension of trading is in effect against the securities of the Purchaser thereon. The Purchaser is in good standing with said exchange and is not in default under any of its rules, policies or by-laws (the fact of being listed on said exchange and the foregoing state of affairs being hereinafter known as the "Quotation Status").

(h) Share Capital - The authorized share capital of PWIN currently consists of 10,000,000 common shares, of which
     7,653,253 common shares are issued and outstanding.   It  is
     understood that prior to closing PWIN will amend its authorized share capital so as to be able to provide a sufficient number of PWIN Shares on the conversion of the Exchangeable Shares in accordance with section 2.7 above. There are no outstanding agreements, warrants, options or rights, or rights capable of becoming an agreement for the purchase of PWIN Shares.

(i) PWIN Shares - The PWIN Shares will be validly issued as fully-paid and non-assessable.

(j) Financial Statements - The financial statements of PWIN, including the financial statements of PWIN for the period ended June 30, 2001 are substantially true and correct in every material respect and present fairly the financial position of PWIN and the results of its operations for the periods then ended, in accordance with generally accepted accounting principles applied on a consistent basis.

(k) Constating Documents - The articles of PWIN have not been altered since incorporation except as disclosed in the minute books of PWIN, and all such alterations have been duly approved and registered with the relevant corporate authority.

(l) No Litigation - PWIN is not aware of, there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of PWIN threatened against or affecting PWIN at law or in equity or before or by any court or federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency.

(m) No Bankruptcy - No proceedings have been taken, are pending or authorized by PWIN or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of PWIN.

(n) Taxes - PWIN is not now and at the Closing Date will not be in arrears or in default in respect of the filing of any required federal, state, provincial or municipal tax or other return, and to the best of PWIN's knowledge, no such return contains any mis-statement or conceals any statement that should have been included therein. PWIN has paid and will pay all taxes, filing fees and other assessments due and payable or collectable. PWIN has withheld and will withhold up to the Closing Date from each payment made to any employee the amount of all taxes (including but not limited to income tax) and other deductions required to be withheld therefrom and has paid or will pay such amounts to the proper tax or other receiving authority.

(o) Liabilities - As at the time of closing of the transactions contemplated herein the liabilities of PWIN (contingent or otherwise) of any kind whatsoever, including environmental liabilities, will be no greater than $100,000.

3.5 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Vendors and the Company as follows and acknowledges that the Vendors and the Company are relying on these representations and warranties in entering into this Agreement and performing their obligations under the same:

(a) Due Incorporation - The Purchaser is a corporation duly incorporated and validly existing under the laws of the Province of Ontario.

(b)  Capacity  to  Enter  Agreement  -  The  Purchaser  has   all
     necessary power, authority and capacity to enter into this Agreement and perform its obligations hereunder.

(c) Due Corporate Authorization - The Purchaser's execution and delivery of this Agreement and its performance of its obligations hereunder have been duly authorized by all necessary proceedings of the directors and shareholders of the Purchaser.

(d) Binding Obligation - This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation on its part.

(e)  Share  Capital  -  The  authorized  share  capital  of   the
     Purchaser consists of an unlimited number of common shares, and an unlimited number of Exchangeable Shares, of which 100 common shares and no Exchangeable Shares are issued and outstanding.

(f) Subsidiary Status - PWIN owns all of the issued and outstanding common shares of the Purchaser.

(g) Due Issuance - The Exchangeable Shares will be validly issued to the Vendors at Closing as fully-paid and non-assessable.

(h) No Options - Except as set out herein, no Person has any agreement, warrant, option or any right capable of becoming an agreement, warrant, option or right for the purchase of any of further shares of the Purchaser or securities convertible into shares of the Purchaser.

(i)  Absence of Conflict - The Purchaser is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of
     any  Encumbrance upon any of the Exchangeable Shares   as  a
     consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. The Purchaser's execution of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating documents or by-laws of the Purchaser, any court or administrative order or process, any agreement or instrument to which the Purchaser is party or by which it is bound.

(j)  Regulatory   Approvals  -  No  governmental  or   regulatory
     authorization, approval, order, consent or filing is required on the part of the Purchaser in connection with the execution, delivery and performance of this Agreement and the performance of the Purchaser's obligations under this Agreement.

(k) No Bankruptcy - No proceedings have been taken, are pending or authorized by the Purchaser or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Purchaser.

(l) Litigation - The Purchaser is not aware of, there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Purchaser threatened against or affecting the Purchaser at law or in equity or before or by any court or federal, provincial, state, municipal or other governmental authority, department, commission, board, bureau or agency.

(m) Taxes - The Purchaser is not now and at the Closing Date will not be in arrears or in default in respect of the filing of any required federal, provincial or municipal tax or other return, and to the best of the Purchaser's knowledge, no such return contains any mis-statement or conceals any statement that should have been included therein.. The Purchaser has paid and will pay all taxes, filing fees and other assessments due and payable or collectable. The Purchaser has withheld and will withhold up to the Closing Date from each payment made to any employee the amount of all taxes (including but not limited to income tax) and other deductions required to be withheld therefrom and has paid or will pay such amounts to the proper tax or other receiving authority.

3.6   Survival of Representations and Warranties.  Subject to the
section 3.3 above, all representations and warranties contained in this Agreement shall survive the Closing for a period of one
(1) year from the Closing Date, after which time, if no claim shall have been made against a Party with respect to any incorrectness or in breach of any representation or warranty, that Party shall have no further liability under this Agreement with respect to the representation or warranty.

3.7 Certificates and Instruments Included. All statements contained in any certificate or any instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party under this Agreement.

4.   FURTHER COVENANTS OF THE PARTIES

4.1 Business in the Ordinary Course. Between the date of this Agreement and the Closing Date, the Company will not, without the written consent of the Purchaser:

(a) issue, or enter into any agreements to issue, any securities of the Company, including without limitation, shares, warrants, options, convertible securities or rights to purchase shares;

(b) redeem, purchase or otherwise acquire or commit to acquire any shares in the capital of the Company;

(c)  amend its Charter documents;

(d) effect any subdivision, consolidation or reclassification of any of the shares of the Company;

(e) enter into any Contracts of any nature whatsoever except with the prior written consent of the Purchaser;

(f) purchase or sell any Assets of the Company except inventory bona fide sold in the ordinary course of business to Persons at arm's length to the Company and its directors and officers; and

(g)  make any capital expenditure in excess of $25,000.

4.2 Due Diligence Review. The Company will prior to the Closing Date permit, at all reasonable times, the Purchaser and its representatives full access during normal business hours to the Assets, books and records, Contracts, minute book and share register of the Company and give the Purchaser and its representatives such information about the Company as may be reasonably required, including the customer list and all identifying information regarding the customers, past or present, of the Company.

4.3 Information. The Company will provide to the Purchaser, on request, all information required to complete the transactions contemplated herein, including the exchange of the Exchangeable Shares for PWIN Shares, or that may be required by any relevant securities regulatory body, stock exchange or over-the-counter market, sponsor or market-maker.

4.4 Covenants of the Principals. Between the date of this Agreement and the Closing Date, F. D'Angelo and G. D'Angelo will:

(a) cause the Company to conduct the Business and affairs diligently and only in the ordinary course;

(b) cause the Company to preserve and maintain the customers, suppliers and goodwill of the Company and the Assets and the Business;

(c) not permit the Company to make or agree to make any payment to any director, officer, employee or agent of the Company except in the ordinary course of business and at the regular rates of salary and commission for such person or as reasonable reimbursement for expenses incurred by such person in connection with the Company;

4.5 Covenants of the Purchaser and PWIN. As soon as possible after the Closing Date, PWIN will:

(a)  amend  its  authorized share capital so as  to  be  able  to provide a sufficient number of PWIN Shares on the conversion of  the  Exchangeable Shares in accordance with section  2.7 above; and

(b) change its name to "D'Angelo Brands Inc." or such other name as may be permitted by the relevant authority.

4.6 Garner Settlement Agreement. On closing, Stewart Garner shall resign as President of PWIN and PWIN shall at that time enter into a settlement agreement with Stewart Garner in the form appended hereto as Schedule "J" (the "Settlement Agreement").

4.7 Playandwin Canada Inc. PWIN will dividend all of its common shares of Playandwin Canada Inc. to its shareholders of record as of a date no earlier than October 18, 2001, which dividend shall be payable one week after the Closing Date, so that Playandwin Canada Inc. will cease to be a subsidiary of PWIN.

4.8 PWIN Auditor. The Parties hereby acknowledge that PWIN owes US$22,000 to its auditor, Stonefield Josephson, Inc., for auditing and accounting services, which sum forms part of the permitted liabilities of PWIN under s.3.3(o) and 5.3(g) herein and is not in addition to such liabilities. PWIN shall pay said amount to Stonefield Josephson, Inc. as follows:

(a)  US$11,000 on the Closing Date; and

(b)  US$11,000 within thirty (30) days of the Closing Date.

In addition, following the Closing, Stonefield Josephon, Inc. shall be retained as the auditor of PWIN for the years ending
March 31, 2002 and 2003. F. D'Angelo and G. D'Angelo hereby covenant to give effect to the provisions of this s.4.8 upon being appointed to the board of directors of PWIN and upon being appointed President of PWIN in the case of F. D'Angelo.

5.   CLOSING MATTERS

5.1 Date, Time and Place of Closing. In this Agreement, the "Closing Date" means the date mutually agreed to by the parties which will be within five business days of the receipt of the approval which may be required by section 5.2 (and the fulfilment or waiver of all other conditions of closing, which approval and conditions must be obtained, fulfilled or waived not later than October 22, 2001. If the transactions contemplated hereby do not close by October 22, 2001, then this Agreement will be terminated unless the parties mutually agree to extend the Closing Date. On the Closing Date, the Company and the Purchaser will complete the transactions contemplated by this Agreement and deliver the documents herein described to complete the transactions. The closing shall be held at the offices of Carbonaro Stewart Kligerman Sugar LLP at 390 Bay Street, Suite 1600, Toronto, Ontario, M5H 2Y2.

5.2 Conditions for the Purchaser's Benefit. The Purchaser and PWIN shall not be obliged to complete the purchase of the Shares or the issuance of the PWIN Shares unless each of the following conditions shall have been satisfied on or before the Closing
Date:

(a) Accuracy of Representations - The representations and warranties of the Vendors and the Company set forth in sections 3.1 and 3.2 above shall be true and correct as of the Closing Date, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business, and the Purchaser shall have received a certificate from the Company confirming the foregoing.

(b) Performance of Obligations - The Vendors and the Company shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing, and shall not be in breach of any provision of this Agreement.

(c) Deliveries -The Vendors shall have delivered or caused to be delivered to the direction of the Purchaser possession of the Shares free and clear of any Liens, together with all endorsements and documents required to authorize or give effect to said transfer.

(d) Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of, from or notifications to any persons or governmental or regulatory authorities required (if any) in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

(e) No Claims - There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

(f) No Material Changes - There shall have been no material adverse change in the business, assets, liabilities, prospects or operations of the Company, and the Company shall not have sold or pledged any assets, issued any shares or entered into any transactions outside the ordinary course of its business.

If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, the Purchaser or PWIN may terminate this Agreement by notice in writing to the other Parties in which event the Purchaser and PWIN shall be released from all obligations under this Agreement and (unless the Purchaser can show that the condition relied upon could reasonably have been performed by the other parties) the other Parties shall also be released from all obligations hereunder; provided, however, that the Purchaser or PWIN shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to their rights of termination in the event of the non-fulfilment of any other condition in whole or in part.

5.3      Conditions for the Vendors' Benefit.  The Vendors or the
Company shall not be obliged to complete the sale of the Shares unless each of the following conditions shall have been satisfied on or before the Closing Date:

(a) Accuracy of Representations - The representations and warranties of the Purchaser and PWIN set forth in sections
     3.4 and 3.5 above shall be true and correct as of the Closing Date, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business, and the Purchaser and PWIN shall have provided a certificate confirming the foregoing.

(b) Performance of Obligations - The Purchaser and PWIN shall have performed all of the obligations hereunder to be performed by it at or prior to the Closing. The Purchaser and PWIN shall not be in breach of any provision of this Agreement.

(c) Deliveries - The Purchaser shall have delivered or caused to be delivered to the direction of the Vendors possession of the Exchangeable Shares free and clear of any Liens, together with all endorsements and documents required to authorize or give effect to said transfer.

(d) Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of, from or notifications to any persons or governmental or regulatory authorities required (if any) in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

(e) No Claims - There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

(f) No Material Changes - There shall have been no material adverse change in the business, assets, liabilities, prospects, operations, Reporting Issuer Status and Quotation Status of PWIN, and PWIN shall not have issued any shares or entered into any transactions outside the ordinary course of its business.

(g)  Share  Capital  -  PWIN shall have no  more  than  7,653,253 common shares issued and outstanding on a fully diluted basis.

(g)  Liabilities  -  The  liabilities  of  PWIN  (contingent   or
     otherwise)  of  any  kind  whatsoever,  including   accounts
     payable, will be no greater than $100,000.

If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, any one of the Vendors or the Company may terminate this Agreement by notice in writing to the Purchaser and PWIN in which event all Parties shall be released from all obligations under this Agreement unless the Party giving notice can show that the condition relied upon could reasonably have been performed by the other Parties; provided, however, that the Party entitled to give notice shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to their rights of termination in the event of the non-fulfilment of any other condition in whole or in part.

5.4 Deliveries by the Company. On the Closing Date, the Company will deliver or cause to be delivered to the Purchaser the following:

(a) a legal opinion of Carbonaro Stewart Kligerman Sugar LLP, the solicitors of the Company, that the 60,405,000 Shares were legally created, and are fully paid and non-assessable; and that the Company has taken all necessary corporate actions to authorise and approve the transfer of the Shares to the Purchaser; and that the transfer will not breach or cause a breach of any terms of the memorandum and articles of the Company;

(b) appoint Directors to the Company to be mutually agreed upon, such that the Company shall have three (3) Directors;

(c) executed resolutions of the board of directors of the Company providing for two (2) signatures on all cheques on all appropriate bank accounts; and

(d) a certificate acknowledging that Carbonaro Stewart Kligerman Sugar LLP has acted for PWIN in the past but has acted for the Company with respect to this Agreement and the transactions contemplated herein, and releasing Carbonaro Stewart Kligerman Sugar LLP from liability for any conflict of interest resulting from this state of affairs.

5.5   Deliveries  by  the  Purchaser. On the  Closing  Date,  the
Purchaser and PWIN will deliver or cause to be delivered to the Company the following:

(a) all corporate records, books of account, registers and documents of the Purchaser and PWIN, including the minute book and corporate seal of the Purchaser and PWIN (if any), which shall remain and be kept at the offices of Carbonaro, Stewart, Kligerman Sugar LLP;

(b) a legal opinion of Carbonaro, Stewart, Kligerman, Sugar LLP that the 36,000,000 Exchangeable Shares issued on closing were legally created, and are fully paid and non-assessable, and that the Purchaser has taken all necessary corporate actions to authorise and approve the issuance of the shares to the Vendors, and that the issuance will not breach or cause a breach of any terms of the memorandum and articles of the Purchaser;

(c) a legal opinion of Chapman & Flanagan, Ltd., counsel for PWIN, that the PWIN Shares have been validly allocated and reserved for issuance to the Vendors on the exchange of their Exchangeable Shares and that the PWIN Shares issued to the Vendors on the exchange of their Exchangeable Shares will be validly issued as fully paid and non-assessable shares in the common stock of PWIN in accordance with U.S. securities laws;

(d) certificates of the Purchaser and PWIN confirming the accurateness of all representations and warranties contained in sections 3.5 and 3.6 hereof, the fulfilment of all covenants and conditions hereunder, unless waived, and such other matters as the Company may reasonably require;

(e) the resignation of Stewart Garner as President of PWIN and of the Purchaser, and the appointment of F. D'Angelo as the new President of PWIN and of the Purchaser, evidenced by duly executed resolutions of the directors of PWIN and of the Purchaser;

(f) the Settlement Agreement, duly executed by Stewart Garner and by PWIN;

(g) sequential resignations in writing of all current directors and officers of the Purchaser and PWIN except for Stewart Garner and sequential appointments of the following persons as new directors of PWIN and the Purchaser, evidenced by duly executed resolutions of the directors of PWIN and the Purchaser:

     F. D'Angelo
     G. D'Angelo
     T. Lynton Hurdman
     Patricia Domi

(h) duly executed resolutions of the Purchaser and PWIN changing the authorised signatories of all corporate bank accounts to nominees of the Company; and

(i) a certificate acknowledging that Carbonaro Stewart Kligerman Sugar LLP has acted for PWIN in the past but has acted for the Company with respect to this Agreement and the transactions contemplated herein, and that PWIN and the Purchaser were advised to seek independent legal advice with respect to the same, and releasing Carbonaro Stewart Kligerman Sugar LLP from liability for any conflict of interest resulting from this state of affairs.

5.6  The Share Exchange.  On the Closing Date:

(a) the Purchaser will deliver to the Vendors, or as directed by the Vendors, 36,000,000 Exchangeable Shares in proportion with each Vendor's interest in the Company as set out in Schedule "I" hereto (it is understood that certain Vendors having pledged certain of their Shares, said Vendors shall direct the Purchaser to deliver to their respective pledges the Exchangeable Shares issued in exchange for the pledged Shares); and

(b) the Vendors will deliver to the Purchaser a certificate for 60,405,000 Shares of the Company duly registered in the name of the Purchaser representing 100% of the issued and outstanding securities of the Company.

6.   TRANSACTION EXPENSES

6.1 Each Party to this Agreement will bear all costs and expenses incurred by it in negotiating this Agreement and in closing and carrying out the transactions contemplated by this Agreement save and except the Vendors which shall be to the account of the Company. All costs and expenses related to satisfying any condition or fulfilling any covenant contained in this Agreement will be borne by the party whose responsibility it is to satisfy the condition or fulfil the covenant in question.

7.   INDEMNITY

7.1 Mutual Indemnification for Breaches of Warranty, etc. Subject to section 7.2 below, each Party (each such party being referred to in this Article 7 as the "Indemnifying Party") hereby covenants and agrees with the other Parties (each such party being referred to in this Article 7 as the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against any Claims which may be made or brought against the Indemnified Party and/or which they may suffer or incur as a result of, or arising out of any non-fulfilment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement.

7.2 Limitation on Mutual Indemnification. The indemnification obligations of the Indemnifying Party pursuant to section 7.1 shall be subject to the applicable limitation mentioned in sections 3.3 and 3.6 respecting the survival of the representations and warranties of the Indemnifying Party.

7.3   Procedure  for  Indemnification.  The following  provisions
shall  apply  to  any  Claims  for  which  one  or  all  of   the
Indemnifying   Parties  may  be  obligated   to   indemnify   the
Indemnified Parties pursuant to this Agreement:

(a) upon receipt from a third party by the Indemnified Party of a notice of a Claim or upon the Indemnified Party becoming aware of a Claim in respect of which the Indemnified Party propose to demand indemnification from the Indemnifying Party, the Indemnified Party shall give notice to that effect to the Indemnifying Party with reasonable promptness, provided that failure to give such notice shall not relieve the Indemnifying Party from any liability it may have to the Indemnified Party except to the extent that the Indemnifying Party is prejudiced thereby;

(b) in the case of Claims arising from third parties, the Indemnifying Party shall have the right by notice to the Indemnified Party not later than thirty (30) days after receipt of the notice described in paragraph (i) above to assume the control of the defense, compromise or settlement of the Claims, provided that such assumption shall, by its terms, be without costs to the Indemnified Party and the Indemnifying Party shall at the Indemnified Party' request furnish them with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defense, compromise or settlement;

(c) upon the assumption of control by the Indemnifying Party as aforesaid, the Indemnifying Party shall diligently proceed with the defense, compromise or settlement of the Claims at its sole expense, including employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall co-operate fully, but at the expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party' control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are necessary to enable the Indemnifying Party to conduct such defense; provided always that the Indemnified Party shall be entitled to reasonable security from the Indemnifying Party for the expense, costs of other liabilities to which it may be or may become exposed by reason of such co-operation;

(d) the final determination of any such Claims arising from third parties, including all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be of such Claims against the Indemnifying Party hereunder; and

(e) should the Indemnifying Party fail to give notice to the Indemnified Party as provided in paragraph (ii) above, the Indemnified Party shall be entitled to make such settlement of the Claims as in their sole discretion may appear advisable, and such settlement or any other final determination of the Claims shall be binding upon the Indemnifying Party.

8.   CONFIDENTIALITY

8.1 Confidentiality. Each Party (referred to as the "Receiving Party" in this Article 8) acknowledges and agrees that the information which it receives from any of the other Parties (referred to as the "Disclosing Party" in this Article 8), is and shall be confidential and proprietary to the Disclosing Party (the "Confidential Information"). The Receiving Party agrees not to disclose the Confidential Information to any third party, nor to use the Confidential Information for any purpose other than the performance of its obligations under this Agreement and any other agreement with the Disclosing Party, without the prior written consent of the Disclosing Party. The Receiving Party agrees to restrict dissemination of particular Confidential Information to only those persons in its organization, or to its legal counsel, who must have access to such Confidential Information in order for the Receiving Party to perform its obligations under this Agreement and any other agreement with the Disclosing Party. The Receiving Party shall cause every employee or third party to whom it discloses Confidential Information as permitted hereunder to abide by the foregoing confidentiality provisions. Upon the termination of this Agreement, the Receiving Party shall promptly return such confidential information (and any copies, extracts and summaries thereof) to the Disclosing Party or, with the Disclosing Party's written consent, shall promptly destroy such confidential information (and any copies, extracts and summaries thereof) and, with respect to electronically stored copies, delete such records from any storage unit. The Receiving Party's obligations under this
Article 8 shall come into effect on the date hereof and shall continue indefinitely.

8.2 Exclusions. The Receiving Party's obligations with regard to the Confidential Information shall not apply in respect of such information that:

(a) the Disclosing Party authorizes the Receiving Party to disclose to third parties by prior written authorization;

(b) is or becomes available in the public domain, other than by an act or omission of the Receiving Party or any employee, agent or other person acting for or on behalf of the Receiving Party;

(c) is lawfully acquired by the Receiving Party from another source without restriction; or

(d) is ordered to be disclosed by a court, administrative agency or other governmental body with jurisdiction over the parties, provided the Receiving Party will first have provided the Disclosing Party with prompt written notice of such required disclosure and will take reasonable steps to allow the Disclosing Party to seek a protective order with respect to the confidentiality of the information required to be disclosed. The Receiving Party will promptly co-operate with and assist the Disclosing Party in connection with obtaining such protective order, at the Disclosing Party's expense.

9.   GENERAL

9.1 Enurement. This Agreement will enure to the benefit of and will be binding upon the parties and their heirs, executors, administrators, successors and assigns.

9.2 Notice. All notices, requests, demands and other communications hereunder must be in writing and will be deemed to have been duly given if delivered by courier or sent by prepaid registered mail addressed to the addressee at the address appearing on the first page hereof or to such other address as may be given in writing by the parties hereto, and will be deemed to have been received, if delivered, on the date of delivery and if mailed as aforesaid, then on the sixth (6th) business day following the posting thereof.

9.3 Time of the Essence. Time will be of the essence of this Agreement.

9.4 Entire Agreement. The terms and provisions herein contained constitute the entire agreement between the parties and will supersede all previous oral or written communications regarding the purchase and sale of the Shares.

9.5 Severability. If any part of this Agreement is held invalid or unenforceable by a Court of law, then this Agreement will be read as if such invalid or unenforceable provision were removed.

9.6 Counterparts. This Agreement may be executed in several parts in the same form and such parts as so executed will together form one original agreement, and such parts will be read together and construed as if all signing parties hereto had executed one copy of this Agreement.

9.7   Governing  Law.   This Agreement will be  governed  by  and
construed in accordance with the laws of the Province of Ontario and the parties will attorn to the jurisdiction of the Courts thereof.

9.8 Independent Legal Advice. The Purchaser and PWIN acknowledge that they have been advised to seek independent legal counsel in respect of the Agreement and the matters contemplated herein, as the Agreement was prepared by Carbonaro Stewart Kligerman Sugar LLP, counsel to the Company. To the extent that they decline to receive independent legal counsel in respect of the Agreement, the Purchaser and PWIN hereby waive the right, should a dispute later develop, to rely on their lack of independent legal counsel to avoid their obligations, to seek indulgences from the other Parties hereto or from each other, or to otherwise attack the integrity of the Agreement and the provisions thereof, in whole or in part.

IN WITNESS WHEREOF the parties have duly executed this Agreement on the day and year first above written.

THE COMMON SEAL OF D'ANGELO   )
ACQUISITIONS INC. was hereunto          )
affixed in the presence of:             )
                              )
_______________________________________ )    C/S
Authorized Signatory                    )
                              )
_______________________________________ )
Authorized Signatory                    )

THE COMMON SEAL OF D'ANGELO   )
BRANDS LTD. was hereunto affixed in the      )
presence of:                       )
                              )
_______________________________________ )    C/S
Authorized Signatory                    )
                              )
_______________________________________ )
Authorized Signatory                    )


SIGNED, SEALED AND DELIVERED by    )
FRANK D'ANGELO in the presence of: )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    FRANK D'ANGELO
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
GIUSEPPE D'ANGELO in the presence of:   )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    GIUSEPPE D'ANGELO
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
GREEN PASTURES LTD. the presence of:    )
                              )
_______________________________________ )    C/S
Authorized Signatory                    )
                              )
_______________________________________ )
Authorized Signatory                    )

SIGNED, SEALED AND DELIVERED by    )
HURDMAN ENTERPRISES LTD. in the    )
presence of:                       )
                              )
_______________________________________ )    C/S
Authorized Signatory                    )
                              )
_______________________________________ )
Authorized Signatory                    )

SIGNED, SEALED AND DELIVERED by    )
DOMENIC MARCHESE in the presence of:    )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    DOMENIC MARCHESE
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
RON NUGENT in the presence of:          )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    RON NUGENT
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
EDWARD A.T. RYAN in the            )
presence of:                       )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    EDWARD A.T. RYAN
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
COSMO S. MANNELLA in the presence of:   )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    COSMO S. MANNELLA
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
MURIEL J. HURDMAN in the presence of:   )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    MURIEL J. HURDMAN
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
LORENZO MARRELLA in the presence of:    )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    LORENZO MARRELLA
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
CARLTON HAVEN in the presence of:  )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    CARLTON HAVEN
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
TERRENCE GERTNER in the presence of:    )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    TERRENCE GERTNER
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

THE COMMON SEAL OF ALMOND          )
RESOURCES LTD. was hereunto affixed in the)
the presence of:                        )
                              )
_______________________________________ )    C/S
Authorized Signatory                    )
                              )
_______________________________________ )
Authorized Signatory                    )

THE COMMON SEAL OF FIDRA HOLDINGS)
LTD. was hereunto affixed in the presence of:     )
                              )
_______________________________________ )    C/S
Authorized Signatory                    )
                              )
_______________________________________ )
Authorized Signatory                    )

THE COMMON SEAL OF SELECT          )
INVESTMENTS LTD. was hereunto affixed in     )
the presence of:                        )
                              )
_______________________________________ )    C/S
Authorized Signatory                    )
                              )
_______________________________________ )
Authorized Signatory                    )


SIGNED, SEALED AND DELIVERED by    )
FRANK CAMPANILE in the presence of:     )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    FRANK CAMPANILE
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )


THE COMMON SEAL OF COMERICA BANK)
was hereunto affixed in the presence of:          )
                              )
_______________________________________ )    C/S
Authorized Signatory                    )
                              )
_______________________________________ )
Authorized Signatory                    )

SIGNED, SEALED AND DELIVERED by    )
VIVIAN RISI in the presence of:         )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    VIVIAN RISI
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
CORRINE COMMISSO in the presence of:    )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    CORRINE COMMISSO
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
PAULA STATNTE in the presence of:       )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    PAULA STANTE
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
BRUNO MANGIARDI in the presence of:     )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    BRUNO MANGIARDI
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
GEORGE PRALJAK in the presence of: )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    GEORGE PRALJAK
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )

SIGNED, SEALED AND DELIVERED by    )
SILVANA PAURA in the presence of:       )
                              )
_______________________________________ )
Signature                     )
_______________________________________                         )
__________________________________
Address                       )    SILVANA PAURA
_______________________________________ )
                              )
_______________________________________ )
Occupation:                        )


THE COMMON SEAL OF PLAYANDWIN,     )
INC. was hereunto                  )
affixed in the presence of:             )
                              )
_______________________________________ )    C/S
Authorized Signatory                    )
                              )
_______________________________________ )
Authorized Signatory                    )



E:\Corporate Securities\Companies\D\D'Angelo Brands Ltd\PWIN
RTO\agreements\share exchange agt Oct24-01.doc
                          SCHEDULE "A"

               Financial Statements of the Company


           Audited Financial Statements of the Company
               for the year ended March 31, 2001,
        and Unaudited Financial Statements of the Company
               for the quarter ended June 30, 2001


                          SCHEDULE "B"

                         List of Assets



The Following Trademarks Are Licensed to D'Angelo Brands Ltd.


            Status      Date                Covering
 TradeMark           Registered
  Number
 345,253   Register   23 Sept    Chocolate Mountain - the one
            ed          1988     with the chocolate chip in the
                                 middle
 350,288   Register 20 Jan 1989  D'Angelo & design
            ed
 870 896   Allowed  27 Feb 1998  D'Angelo Apple Melody
 506,395   Register 12 Jan 1999  D'Angelo Apple Vegetable Blast
            ed
 368,097   Register 27 Apr 1990  D'Angelo Design
            ed
 350,289   Register 20 Jan 1989  D'Angelo Food the Taste of the
            ed                   World
 879 343   Allowed  26 May 1998  D'Angelo Fruit Power Punch
 879 099   Allowed  22 May 1998  D'Angelo Fruit Powerblend
 472,958   Register 18 Mar 1997  D'Angelo Pasta Al Forno
            ed
 501,282   Register   28 Sept    D'Angelo The Evolution of
            ed          1998     Apple Juice
 492,792   Register 14 Apr 1998  Forte
            ed
 462,227   Register 30 Aug 1996  Mountainlife Gourmet Coffee
            ed
 462,264   Register 30 Aug 1996  Southernpeak Gourmet Coffee
            ed
 426,321   Register 30 Jun 1994  Tastebuds the Product That
            ed                   Makes Your Mouth Water
 471,201   Register 18 Feb 1997  The Best of Everything
            ed
 428,322   Register  3 Jun 1994  The Brand with Strength
            ed
 488,524   Register 29 Jan 1998  Thirsty? D'Angelo Apple Juice
            ed                   It


                          SCHEDULE "C"

                      List of Indebtedness



   As fully disclosed in the March 31, 2001 audited financial statements
      and the June 30, 2001 unaudited financial statements
                          SCHEDULE "D"

                     List of Permitted Liens




1. 10,000,000 Shares owned by F. D'Angelo are pledged to Comerica Bank.

2. 2,500,000 Shares owned by G. D'Agnelo are subject to an option in favour of Comerica Bank.









                          SCHEDULE "E"

                   List of Accounts Receivable




                  Substantially as disclosed in
         the March 31, 2001 audited financial statements
      and the June 30, 2001 unaudited financial statements
                          SCHEDULE "F"

                   List of Material Contracts



Trademark License Agreement between 783234 Ontario Limited and
D'Angelo Brands Ltd. dated March 22, 2001.
                          SCHEDULE "G"

                     Contracts of Employment




     Currently NIL, one to be negotiated for Frank D'Angelo.
                          SCHEDULE "H"

                      Consulting Agreement



                               NIL

                        SCHEDULE "I"

                SHAREHOLDINGS OF THE VENDORS


Name of Vendor         Number of Shares
                       Held
                       (Interest in the
                       Company)
Frank D'Angelo         10,000,000
265 Forest Hill Road
Toronto, Ontario
M5P2N3
Giuseppe D'Angelo      31,309,200
265 Forest Hill Road
Toronto, Ontario
M5P2N3
Green Pastures Ltd.    200,000
Harbor Side 2, Unit 7
Cloister Island,
Bahamas
Hurdman Enterprises    500,000
Ltd.
c/o T. Lynton Hurdman
35 Auto Mall Drive
Scarborough, Ontario
M1B 5N5
Domenic Marchese       50,000
146 Wagterside
Crescent
Maple, Ontario  L6A
1V2
Ron Nugent             100,000
6879 Yarrow Avenue
Mississauga, Ontario
L5N 7A1
Edward A.T. Ryan       50,000
1537 Crediton P'Way
Mississauga, Ontario
L5G 3X2
Cosmo S. Mannella      25,000
75 Hepbourne Avenue
Toronto, Ontario  M3H
1K2
Muriel J. Hurdman      100,000
16 Humberview Cr.
Weston, Ontario  M9N
1R4
Lorenzo Marrella       50,000
51 Vancho Cr.
Etobicoke, Ontario
M9A 4Z1
Carlton Haven          28,000
c/o Sun 1415 Sunrise
Blvd.
Ft. Lauderdale,
Florida  33304
Terrence Gertner       600,000
402 Richview Avenue
Toronto, Ontario  M5P
3G6
Almond Resources Ltd.  2,650,000
Cable Beach Courte #1
West Bay Street
P.O. Box CB-11728
Nassau, Bahamas
Fidra Holdings Ltd.    3,000,000
Cable Beach Courte #1
West Bay Street
P.O. Box CB-11728
Nassau, Bahamas
Select Investments     2,900,000
Ltd.
Cable Beach Court #1
West Bay Street
P.O. Box CB-11728
Nassau, Bahamas
Frank Campanile        200,000
7490 Pacific Circle
#3
Mississauga, Ontario
L5T 2A3
Comerica Bank          2,500,000
P.O. Box 75000
Detroit, Michigan
48275-3329
Vivian Risi            1,256,400
23 Riverside
Boulevard
Thornhill, Ontario
Corrine Commisso       1,256,400
422 Ellerslie Avenue
Toronto, Ontario
Paula Stante           3,450,000
250 Betty Anne Drive
Toronto, Ontario
Bruno Mangiardi        100,000
33 Archway Crescent
Toronto, Ontario, M9M
1V5
George Praljak         40,000
152 Strathnairn
Avenue
Toronto, Ontario, M6M
2G1
Silvana Paura          40,000
218 Melville Avenue
Maple, Ontario, L6A
1Z1
TOTAL:                 60,405,000

                        SCHEDULE "J"

                SETTLEMENT AGREEMENT BETWEEN
             STEWART GARNER AND PLAYANDWIN, INC.